Exhibit 15.2

• MAIN OFFICE

133-10 39TH AVENUE

FLUSHING, NY 11354

TEL. (718) 445-6308

FAX. (718) 445-6760

• CALIFORNIA OFFICE

36 W BAY STATE STREET

ALHAMBRA, CA 91801

TEL. (626) 282-1630

FAX. (626) 282-9726

• BEIJING OFFICE

11/F NORTH TOWER

BEIJING KERRY CENTRE

1 GUANGHUA ROAD

CHAOYANG DISTRICT

BEIJING 100020, PRC

TEL. (86 10) 65997923

FAX. (86 10) 65999100

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-223951) on Form S-8 and in Registration Statements (No. 333-250020 and 333-252434) on Form F-3s of our report dated July 28, 2021, relating to the consolidated financial statements of Xiaobai Maimai Inc. and subsidiaries (the “Company”) as of March 31, 2021 and 2020, and for each of the two years in the period ended March 31, 2021, appearing in this Annual Report on Form 20-F of the Company for the year ended March 31, 2021.

/s/ Wei, Wei & Co., LLP

Flushing, New York

July 28, 2021